                                                                   EXHIBIT 99.5

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Consolidated Financial Statements of Xpedite Systems Limited:
  Report of Independent Accountants.......................................   2
  Consolidated Profit and Loss Accounts for the years ended December 31,
   1994, 1995, and 1996...................................................   3
  Consolidated Balance Sheets, December 31, 1995 and 1996.................   4
  Consolidated Cash Flow Statements for the years ended December 31, 1994,
   1995, and 1996.........................................................   5
  Notes to Consolidated Financial Statements..............................   6

                            XPEDITE SYSTEMS LIMITED

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of directors and
shareholders of Xpedite Systems Limited

  We have audited the accompanying consolidated balance sheets of Xpedite Systems Limited (the "company") and its subsidiary companies (the "group") at 31 December 1995 and 1996 and the related consolidated profit and loss accounts, and cash flows for each of the three years ended 31 December, all expressed in pounds sterling, and prepared on the basis set forth in Note 1 to the consolidated financial statements. The financial statements are the responsibility of the company's directors. Our responsibility is to express an opinion on those financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which do not differ in any significant respect from auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the group's financial position at 31 December 1995 and 1996 and the results of its operations and its cash flows for each of the three years ended 31 December 1996, in conformity with accounting principles generally accepted in the United Kingdom.

  Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the group's consolidated profit after taxation for each of the three years ended 31 December 1996 and of consolidated shareholders' equity and of the consolidated financial position at 31 December 1995 and 1996. Note 22 to the consolidated financial statements summarizes these effects for each of the three years ended 31 December 1996 and at 31 December 1995 and 1996.

                                          Price Waterhouse

Leeds, England
16 September 1997

                            XPEDITE SYSTEMS LIMITED

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                             (In Pounds Sterling)

                                             YEAR ENDED 31 DECEMBER
                               -----------------------------------------------------
                         NOTES       1994              1995              1996
                         ----- ----------------  ----------------  -----------------
TURNOVER
  Continuing opera-
   tions................              1,144,318         4,396,376         15,892,498
  Acquisitions..........    2               --          2,431,418            440,634
                               ----------------  ----------------  -----------------
                                      1,144,318         6,827,794         16,333,132
Cost of sales...........               (884,375)       (4,334,054)        (8,984,235)
                               ----------------  ----------------  -----------------
GROSS PROFIT............                259,943         2,493,740          7,348,897
  Administrative ex-
   penses...............             (1,011,573)       (2,179,349)        (2,631,380)
OPERATING PROFIT/(LOSS)     3
  Continuing opera-
   tions................               (751,630)          222,415          4,783,732
  Acquisitions..........                    --             91,976            (66,215)
                               ----------------  ----------------  -----------------
                                       (751,630)          314,391          4,717,517
Exceptional write down
 of fixed assets........                    --           (390,548)               --
Interest receivable.....                  9,167            25,610             12,654
Interest payable........    5              (584)         (161,631)          (456,203)
                               ----------------  ----------------  -----------------
PROFIT/(LOSS) ON ORDI-
 NARY ACTIVITIES BEFORE
 TAXATION...............               (743,047)         (212,178)         4,273,968
Tax on profit/(loss) on
 ordinary activities....    6               --            (63,617)          (894,372)
                               ----------------  ----------------  -----------------
PROFIT/(LOSS) ON
 ORDINARY ACTIVITIES
 AFTER TAXATION.........               (743,047)         (275,795)         3,379,596
Appropriations in re-
 spect of nonequity
 shares.................    7          (141,829)         (315,186)          (672,865)
                               ----------------  ----------------  -----------------
PROFIT/(LOSS) FOR THE
 FINANCIAL YEAR TRANS-
 FERRED TO/(FROM) RE-
 SERVES.................   13  (Pounds)(884,876) (Pounds)(590,981) (Pounds)2,706,731
                               ================  ================  =================

  The financial statements are prepared on an unmodified historical cost basis in pounds sterling. There are no recognized gains or losses other than as shown above.

  The above noted appropriations in respect of nonequity shares includes amounts which cannot legally be declared as dividends and have been added back as a movement on the profit and loss account reserve as shown in Note 13.

                            XPEDITE SYSTEMS LIMITED

                          CONSOLIDATED BALANCE SHEETS
                             (In Pounds Sterling)

                                                      31 DECEMBER
                                         --------------------------------------
                                   NOTES        1995                1996
                                   ----- ------------------  ------------------
FIXED ASSETS
  Tangible fixed assets..........     8           1,466,680           1,864,630
                                         ------------------  ------------------
CURRENT ASSETS
  Debtors........................     9           2,833,101           4,761,650
  Cash...........................                   587,586             419,765
                                         ------------------  ------------------
                                                  3,420,687           5,181,415
CREDITORS (amounts falling due
 within one year)................    10          (4,091,619)         (5,308,574)
                                         ------------------  ------------------
NET CURRENT LIABILITIES..........                  (670,932)           (127,159)
TOTAL ASSETS LESS CURRENT LIABIL-
 ITIES...........................                   795,748           1,737,471
                                         ------------------  ------------------
CREDITORS (amounts falling due
 after more than one year).......    11          (3,250,000)         (3,515,000)
                                         ------------------  ------------------
                                         (Pounds)(2,454,252) (Pounds)(1,777,529)
                                         ==================  ==================
CAPITAL AND RESERVES
  Called up share capital........    12           3,749,274           5,329,033
  Unissued nonequity share capi-
   tal...........................    12           1,568,959                 --
  Profit and loss account........    13          (1,582,074)          1,194,173
                                         ------------------  ------------------
                                                  3,736,159           6,523,206
Goodwill writeoff reserve........    13          (6,190,411)         (8,300,735)
                                         ------------------  ------------------
TOTAL SHAREHOLDERS' FUNDS DEFI-
 CIT.............................        (Pounds)(2,454,252) (Pounds)(1,777,529)
                                         ==================  ==================
Equity interests.................                (7,929,500)         (7,323,093)
Nonequity interests..............                 5,475,248           5,545,564
                                         ------------------  ------------------
                                         (Pounds)(2,454,252) (Pounds)(1,777,529)
                                         ==================  ==================

                            XPEDITE SYSTEMS LIMITED

                       CONSOLIDATED CASH FLOW STATEMENTS
                             (In Pounds Sterling)

                                               YEAR ENDED 31 DECEMBER
                               ---------------------------------------------------------
                         NOTES       1994                1995                1996
                         ----- -----------------  ------------------  ------------------
CASH INFLOW/(OUTFLOW)
 FROM OPERATING
 ACTIVITIES.............   17           (595,776)            533,134           2,536,277
RETURNS ON INVESTMENTS
 AND SERVICING OF
 FINANCE
  Interest received.....                   9,167              25,610              12,653
  Interest paid.........                     --              (33,336)           (583,019)
  Interest element of
   hire purchase lease
   payments.............                    (584)               (295)                (50)
                               -----------------  ------------------  ------------------
NET CASH
 INFLOW/(OUTFLOW) FROM
 RETURNS ON INVESTMENTS
 AND SERVICING OF
 FINANCE................                   8,583              (8,021)           (570,416)
TAXATION
  Corporation tax paid..                     --             (239,028)             (5,500)
  ACT paid..............                     --             (221,639)                --
                               -----------------  ------------------  ------------------
                                             --             (460,667)             (5,500)
INVESTING ACTIVITIES
  Deferred
   consideration........                     --                  --             (154,086)
  Payments to acquire
   tangible fixed
   assets...............                (295,782)         (1,093,675)           (876,571)
  Purchase of subsidiary
   undertakings.........   18                --           (3,168,703)         (2,105,523)
                               -----------------  ------------------  ------------------
NET CASH OUTFLOW FROM
 INVESTING ACTIVITIES...                (295,782)         (4,262,378)         (3,136,180)
                               -----------------  ------------------  ------------------
NET CASH OUTFLOW BEFORE
 FINANCING..............                (882,975)         (4,197,932)         (1,175,819)
FINANCING
  Issue of ordinary
   share capital........                     --                  --               10,000
  Issue of A ordinary
   share capital........                     --               50,000                 --
  Issue of cumulative
   redeemable preference
   shares...............               1,000,000             400,000                 --
  Secured loan repayable
   within five years....                     --            4,000,000           1,000,000
  Capital element of HP
   hire purchase lease
   payments.............                  (2,951)             (2,942)             (2,002)
                               -----------------  ------------------  ------------------
NET CASH INFLOW FROM
 FINANCING..............   19            997,049           4,447,058           1,007,998
                               -----------------  ------------------  ------------------
(DECREASE)/INCREASE IN
 CASH...................   20            114,074             249,126            (167,821)
CASH AT 1 JANUARY.......                 224,386             338,460             587,586
                               -----------------  ------------------  ------------------
CASH AT 31 DECEMBER.....       (Pounds)  338,460  (Pounds)   587,586  (Pounds)   419,765
                               =================  ==================  ==================

                            XPEDITE SYSTEMS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                             (In Pounds Sterling)

1 ACCOUNTING POLICIES

  The financial statements have been prepared in pounds sterling under the historical cost convention and in accordance with applicable accounting standards. The principal accounting policies are set out below.

 (1) Basis of consolidation

  The group's financial statements consolidate the financial statements of Xpedite Systems Limited and its subsidiaries. When businesses are acquired or sold during the year, their results are included from or to the date on which control passes.

 (2) Turnover

  Turnover represents the invoiced value of services provided in the year, excluding Value Added Tax.

 (3) Tangible fixed assets and depreciation

  Tangible fixed assets are stated at cost less accumulated depreciation. The cost of assets is written off in equal annual installments over estimated useful lives, which are as follows:

   Motor vehicles.................................................. 3 years
   Computers, equipment and furniture.............................. 3 to 5 years

 (4) Foreign exchange

  Transactions denominated in foreign currencies are converted into sterling at the rates ruling at the transaction date. Assets and liabilities denominated in foreign currencies are included in the balance sheet at the rates prevailing at that date. Any translation differences arising are dealt with in the profit and loss account.

 (5) Lease and hire purchase arrangements

  Assets held under hire purchase arrangements and their related obligations are recorded at the value of the asset at inception. The amount by which payments exceed the recorded liability are treated as finance charges and are written off over the term of the hire purchase agreement so as to give a constant rate of charge.

  Rental costs under operating leases are charged to the profit and loss account in the period in which they are incurred.

 (6) Goodwill

  Goodwill represents the difference between the value of a business acquired, as represented by the consideration paid, and the fair value of the net assets acquired and is written off to a goodwill reserve on consolidation.

 (7) Taxation

  The charge for taxation is based upon the results for the year and takes into account deferred taxation, calculated on the liability method, which is provided to the extent that the directors consider a liability will crystallize in the foreseeable future.

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

2 INVESTMENTS IN SUBSIDIARIES

  On 7 July 1995 the company acquired the whole of the issued ordinary share capital of Transmit International Limited.

  The aggregate book and fair values of the assets acquired were as follows:

                                                               BOOK VALUE AND
                                                             FAIR VALUE TO GROUP
                                                             -------------------
   Tangible fixed assets...................................             390,548
   Debtors.................................................           1,237,113
   Cash....................................................             354,695
   Creditors (amounts falling due within one year).........          (1,849,895)
                                                              -----------------
   Net assets acquired.....................................   (Pounds)  132,461
                                                              =================
   Consideration
     Cash..................................................           3,364,504
     Cumulative redeemable A preference shares issued (Note
      12)..................................................           1,074,274
     Expenses of acquisitions..............................             158,894
                                                              -----------------
                                                                      4,597,672
   Deferred consideration
     Cash..................................................             156,241
     Cumulative redeemable A preference shares (Note 12)...           1,568,959
                                                              -----------------
                                                                      1,725,200
                                                              -----------------
                                                              (Pounds)6,322,872
                                                              =================
   Goodwill written off to reserves (Note 13)..............   (Pounds)6,190,411
                                                              =================

  The following cumulative redeemable A preference shares were issued as fully paid and cash payments made in satisfaction of the deferred consideration:

                                                CUMULATIVE
                                                REDEEMABLE
                                               A PREFERENCE
                                  CASH            SHARES             TOTAL
                             --------------- ----------------- -----------------
   12 January 1996..........          90,900           909,900         1,000,800
   15 February 1996.........          60,986           609,859           670,845
   11 September 1996........           2,200            50,000            52,200
                             --------------- ----------------- -----------------
                             (Pounds)154,086 (Pounds)1,569,759 (Pounds)1,723,845
                             =============== ================= =================

  The par value of the redeemable A preference shares was considered to be equivalent to their fair market value at the date of question.

  The total deferred consideration of (Pounds)1,723,845 when compared to the original estimate of (Pounds)1,725,200 provided at 31 December 1995, resulted in a downward revision of (Pounds)1,355 to goodwill in 1996. The level of deferred consideration was based on sales levels for the six month period ended 31 December 1995. These targets were substantially achieved.

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

2 INVESTMENTS IN SUBSIDIARIES (CONTINUED)

  The results of Transmit International Limited from 1 January 1995 to the date of acquisition were as follows compared with its results for the previous year:

                                                 YEAR ENDED      PERIOD ENDED
                                              31 DECEMBER 1994    7 JULY 1995
                                              ----------------  ---------------
   Turnover..................................       3,472,499         2,558,838
   Cost of sales.............................      (1,939,758)       (1,625,914)
                                              ---------------   ---------------
   Gross profit..............................       1,532,741           932,924
   Other operating expenses..................        (762,110)         (469,922)
                                              ---------------   ---------------
   Operating profit..........................         770,631           463,002
   Interest..................................           3,458            24,438
                                              ---------------   ---------------
   Profit before taxation....................         774,089           487,440
   Taxation..................................        (239,028)         (168,343)
                                              ---------------   ---------------
   Profit after taxation..................... (Pounds)535,061   (Pounds)319,097
                                              ===============   ===============

  Transmit International Limited recognized no gains or losses other than the profit for the periods.

  On 15 March 1996 the company acquired the whole of the issued ordinary share capital of Connaught Commercial Services Limited.

  The aggregate book and fair values of the assets acquired were as follows:

                                                                  FAIR VALUE
                                      BOOK VALUE  ADJUSTMENTS      TO GROUP
                                      ----------  -----------  -----------------
   Intangible fixed assets........... 2,676,550   (2,676,550)                 --
   Debtors...........................   336,810      (18,618)            318,192
   Creditors (amounts falling due
    within one year).................  (324,348)         --             (324,348)
                                      ---------   ----------   -----------------
   Net liabilities acquired.......... 2,689,012   (2,695,168)             (6,156)
   Intangible assets held for sale... 1,152,150          --            1,152,150
                                                               -----------------
   Net assets acquired...............                          (Pounds)1,145,994
                                                               -----------------
   Consideration:
     Cash............................                                  3,146,613
     Expenses of acquisition.........                                    111,060
                                                               -----------------
                                                               (Pounds)3,257,673
                                                               -----------------
   Goodwill written off to reserves
    (Note 13)........................                          (Pounds)2,111,679
                                                               -----------------

  On the day of acquisition of Connaught Commercial Services Limited, the company sold intangible assets, representing customer lists for U.S.A. and Germany based customers, at estimated book value to Xpedite Systems, Inc. and Xpedite Systems GmbH for total cash consideration of (Pounds)1,152,150.

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)


2 INVESTMENTS IN SUBSIDIARIES (CONTINUED)

  The results of Connaught Commercial Services Limited for the 26 weeks ended 13 March 1996, were as follows:

   Turnover.....................................................        224,859
   Cost of sales................................................       (173,356)
                                                                 --------------
   Gross profit.................................................         51,503
   Other operating expenses.....................................        (32,878)
                                                                 --------------
   Profit before taxation.......................................         18,625
   Taxation.....................................................         (6,156)
                                                                 --------------
   Profit after taxation........................................ (Pounds)12,469
                                                                 ==============

  The principal activity of the subsidiary undertakings was the provision of fax broadcast services in the United Kingdom and both have ceased to trade in the period since acquisition. The subsidiary undertakings are registered in England.

3 OPERATING PROFIT/(LOSS)

                                                   1994     1995      1996
                                                 -------- --------- ---------
                                                 (Pounds) (Pounds)  (Pounds)
   Operating profit/(loss) is stated after
    charging:
     Rentals under operating leases
       Plant and machinery......................  41,382     54,071    57,147
       Land and buildings.......................  33,011     73,965    86,675
     Depreciation
       Owned assets............................. 132,122    251,825   476,305
       Assets held under hire purchase
        contracts...............................   4,638      2,316     2,316
   Auditors' remuneration.......................   5,000     12,000    12,000
   Staff costs (Note 4)......................... 508,728  1,244,439 2,007,962
                                                 =======  ========= =========

4 DIRECTORS' EMOLUMENTS AND STAFF COSTS

                                 1994             1995              1996
                            --------------- ----------------- -----------------
   Staff costs during the
    year comprised:
     Salaries (including
      directors'
      emoluments)..........         455,306         1,123,651         1,847,884
     Social security
      costs................          53,422           120,788           160,078
                            --------------- ----------------- -----------------
                            (Pounds)508,728 (Pounds)1,244,439 (Pounds)2,007,962
                            =============== ================= =================
   Remuneration of Chair-
    man....................     (Pounds)Nil       (Pounds)Nil       (Pounds)Nil
                            =============== ================= =================
   Remuneration of highest
    paid director..........  (Pounds)74,656   (Pounds)225,183    (Pounds)73,888
                            =============== ================= =================

  No pension contributions are made in respect of directors.

The average number of persons employed by the group during the year was:

                                                            NUMBER NUMBER NUMBER
                                                            ------ ------ ------
     Sales.................................................   11     15     12
     Administration........................................    9     18     51
                                                             ---    ---    ---
                                                              20     33     63
                                                             ===    ===    ===

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

5 INTEREST PAYABLE

                                     1994            1995            1996
                                --------------- --------------- ---------------
   Hire purchase interest.....              584             295              50
   Interest on loans repayable
    within five years.........              --          161,336         456,153
                                --------------- --------------- ---------------
                                    (Pounds)584 (Pounds)161,631 (Pounds)456,203
                                =============== =============== ===============

6 TAXATION

                                     1994            1995            1996
                                --------------- --------------- ---------------
   Current year corporation
    tax at 33%................              --           63,717       1,081,289
   Prior years................              --               --        (186,917)
                                --------------- --------------- ---------------
                                    (Pounds)--   (Pounds)63,717 (Pounds)894,372
                                =============== =============== ===============

  The tax charges have been reduced due to the utilization of tax losses brought forward from previous years.

7 APPROPRIATIONS IN RESPECT OF NONEQUITY SHARES

                                     1994            1995            1996
                                --------------- --------------- ---------------
   Cumulative redeemable pref-
    erence share dividends
    (Note 12).................          141,829         224,020         237,500
   Cumulative redeemable A
    preference share
    redemption premium (Note
    12).......................              --           91,166         435,365
                                --------------- --------------- ---------------
                                (Pounds)141,829 (Pounds)315,186 (Pounds)672,865
                                =============== =============== ===============

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

8 TANGIBLE FIXED ASSETS

                                                            COMPUTERS,
                               FREEHOLD        MOTOR         EQUIPMENT
                               PROPERTY      VEHICLES      AND FURNITURE          TOTAL
                            -------------- ------------- -----------------  -----------------
   COST
     At 1 January 1995.....            --         11,595           812,235            823,830
     Assets of acquired
      business.............            --            --            659,342            659,342
     Additions.............            --            --          1,093,675          1,093,675
     Exceptional write
      down.................            --            --           (659,342)          (659,342)
                            -------------- ------------- -----------------  -----------------
     At 1 January 1996.....            --         11,595         1,905,910          1,917,505
     Additions.............         90,000           --            786,571            876,571
                            -------------- ------------- -----------------  -----------------
     At 31 December 1996...         90,000        11,595         2,692,481          2,794,076
                            ============== ============= =================  =================
   DEPRECIATION
     At 1 January 1995.....            --          5,797           190,887            196,684
     Assets of acquired
      business.............            --            --            268,794            268,794
     Charge for the year...            --          2,316           251,825            254,141
     Exceptional write
      down.................            --            --           (268,794)          (268,794)
                            -------------- ------------- -----------------  -----------------
     At 1 January 1996.....            --          8,113           442,712            450,825
     Charge for the year...            --          2,316           476,305            478,621
                            -------------- ------------- -----------------  -----------------
     At 31 December 1996...            --         10,429           919,017            929,446
                            ============== ============= =================  =================
   NET BOOK AMOUNT
     At 31 December 1996... (Pounds)90,000 (Pounds)1,166 (Pounds)1,773,464  (Pounds)1,864,630
                            ============== ============= =================  =================
     At 31 December 1995...    (Pounds)Nil (Pounds)3,482 (Pounds)1,463,198  (Pounds)1,466,680
                            ============== ============= =================  =================

  The net book amount at 31 December 1996 includes no amount (1995 (Pounds)5,798) in respect of equipment held under hire purchase arrangements.

9 DEBTORS

                                                  1995              1996
                                            ----------------- -----------------
   Trade debtors...........................         2,435,896         4,294,176
   Amounts owed by related parties (Note
    21)....................................           378,750           304,373
   Other debtors and prepayments...........            18,455           163,101
                                            ----------------- -----------------
                                            (Pounds)2,833,101 (Pounds)4,761,650
                                            ================= =================

10 CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)

                                                  1995              1996
                                            ----------------- -----------------
   Bank loan (Note 11).....................           750,000         1,485,000
   Hire purchase liabilities...............             2,002               --
   Trade creditors.........................         1,686,357         1,533,210
   Dividend payable........................               --            603,349
   Amounts owed to related parties (Note
    21)....................................           804,642           243,299
   Other creditors and accruals............           450,714            96,120
   Corporation tax.........................            10,322           905,349
   Social security and other taxes.........           231,341           442,247
   Deferred purchase consideration.........           156,241               --
                                            ----------------- -----------------
                                            (Pounds)4,091,619 (Pounds)5,308,574
                                            ================= =================

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

11 CREDITORS (AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR)

                                                   1995              1996
                                             ----------------- -----------------
   Bank loan................................ (Pounds)3,250,000 (Pounds)3,515,000
                                             ================= =================

  The loan is wholly repayable within five years and is secured by a mortgage over the assets of the company and its subsidiary undertakings. The bank loan carries interest at a rate equal to 1.75% above LIBOR. The average interest rate for 1996 was 8.6% and for 1995 was 8.5%.

                                                   1995              1996
                                             ----------------- -----------------
   Aggregate amounts repayable
     Within one year........................           750,000         1,485,000
     Between one and two years..............           750,000         1,515,000
     Between two and five years.............         2,500,000         2,000,000
                                             ----------------- -----------------
                                             (Pounds)4,000,000 (Pounds)5,000,000
                                             ================= =================

12 CALLED UP SHARE CAPITAL

                                             1995                  1996
                                     --------------------- ---------------------
                                       NUMBER    (Pounds)    NUMBER    (Pounds)
                                     ---------- ---------- ---------- ----------
   Authorized
     Ordinary shares of (Pounds)1..      83,333     83,333     83,333     83,333
     A ordinary shares of
      (Pounds)1....................     250,000    250,000    250,000    250,000
     Cumulative redeemable prefer-
      ence shares of (Pounds)1.....   2,775,000  2,775,000  2,775,000  2,775,000
     Cumulative redeemable A pref-
      erence shares of (Pounds)1...   2,712,094  2,712,094  2,712,094  2,712,094
     Cumulative redeemable B pref-
      erence shares of (Pounds)1...   6,238,778  6,238,778  6,238,778  6,238,778
                                     ---------- ---------- ---------- ----------
                                     12,059,205 12,059,205 12,059,205 12,059,205
                                     ========== ========== ========== ==========
   Issued and fully paid
     Ordinary shares of (Pounds)1..      50,000     50,000     60,000     60,000
     A ordinary shares of
      (Pounds)1....................     250,000    250,000    250,000    250,000
     Cumulative redeemable prefer-
      ence shares of (Pounds)1.....   2,375,000  2,375,000  2,375,000  2,375,000
     Cumulative redeemable A pref-
      erence shares of (Pounds)1...   1,074,274  1,074,274  2,644,033  2,644,033
     Cumulative redeemable B pref-
      erence shares of (Pounds)1...         --         --         --         --
                                     ---------- ---------- ---------- ----------
                                      3,749,274  3,749,274  5,329,033  5,329,033
                                     ========== ========== ========== ==========

  During the year ended 31 December 1995 the authorized numbers of ordinary and A ordinary shares were increased to 83,333 and 250,000 respectively. Two new classes of cumulative preference share were created during the year ended 31 December 1995.

  During the year ended 31 December 1995 400,000 cumulative redeemable preference shares and 50,000 A ordinary shares were issued at par to existing shareholders. In addition 1,074,274 cumulative redeemable A preference shares were issued to finance the acquisition of Transmit International Limited (Note
2).

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

12 CALLED UP SHARE CAPITAL (CONTINUED)

  During the year ended 31 December 1996, 10,000 ordinary shares were issued for cash at par and 1,569,759 cumulative redeemable A preference shares were issued at par. The preference shares were issued as part of the consideration for the acquisition of Transmit International Limited.

  The A ordinary and ordinary shares have equal voting rights. None of the cumulative redeemable preference shares have voting rights. The A and B cumulative redeemable preference shares rank pari passu with the cumulative redeemable preference shares for capital distribution purposes.

  The A ordinary shares rank pari passu with the ordinary shares for dividend and in priority to them for capital distribution purposes, but behind the cumulative redeemable preference shares for both.

  The cumulative redeemable A preference shares are redeemable at a premium representing 17.5% of the paid up amount in issue per annum. The accumulated premium at 31 December 1996 was (Pounds)526,531 (1995 (Pounds)91,166). The shares are redeemable at the earlier of:

  . a request from holders of these shares on the anniversary of the date of issue

  . an agreement being reached for the sale of the ordinary and A ordinary shares

  . 1 January 1998.

  The cumulative redeemable B preference shares are entitled to receive a dividend at the annual rate of 15% of the paid up amount. No cumulative redeemable B preference shares have been issued. The cumulative redeemable A preference share dividend is to be paid in priority to dividends on cumulative redeemable B preference shares and both in priority to the dividends on cumulative redeemable preference shares.

  No dividends were payable in respect of the cumulative redeemable preference shares in respect of accounting periods up to 31 December 1994. Subject to the availability of sufficient distributable reserves, dividends are to be declared payable in respect of subsequent years at the annual rate of 10% of the paid up amount. The dividend amount in respect of 1996 was (Pounds)237,500 (1995 (Pounds)224,020, declared in 1996, (Pounds)141,824 declared in 1996).
Dividends are payable on redemptions of the shares. The cumulative redeemable preference shares and redeemable preference shares are redeemable when agreement is reached for sale of the ordinary and A ordinary shares.

13 RESERVES

                                   PROFIT AND LOSS ACCOUNT                GOODWILL WRITEOFF RESERVE
                             -------------------------------------  --------------------------------------
                                    1995               1996                1995                1996
                             ------------------  -----------------  ------------------  ------------------
   At 1 January............          (1,306,279)        (1,582,074)                --           (6,190,411)
   Profit/(loss) for the
    financial year.........            (590,981)         2,706,731                 --                   --
   Goodwill written off
    (Note 2)...............                 --                 --           (6,190,411)         (2,111,679)
   Goodwill adjustment re
    prior year acquisition
    (Note 2)...............                 --                 --                  --                1,355
   Adjustment in respect of
    premium on redemption
    of preference shares...              91,166            435,365                 --                  --
   Preference share
    dividend (from prior
    year declared)/not
    declarable.............             224,020           (365,849)                --                  --
                             ------------------  -----------------  ------------------  ------------------
   At 31 December..........  (Pounds)(1,582,074) (Pounds)1,194,173  (Pounds)(6,190,411) (Pounds)(8,300,735)
                             ==================  =================  ==================  ==================

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

14 RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                  1994               1995                1996
                             ---------------  ------------------  ------------------
   Profit/(loss) on ordi-
    nary activity for the
    year...................         (743,047)           (275,795)          3,379,596
   Dividends declared on
    cumulative redeemable
    preference shares......              --                  --             (603,349)
   New unissued cumulative
    redeemable A preference
    shares.................              --            1,568,959                 --
   Adjustment to cumulative
    redeemable A preference
    shares.................              --                  --                  800
   New share capital is-
    sued...................        1,000,000           1,524,274              10,000
   Adjustment to goodwill..              --                  --                1,355
   Goodwill written off on
    acquisition............              --           (6,190,411)         (2,111,679)
                             ---------------  ------------------  ------------------
   Net addition
    to/(reduction in)
    shareholders' funds....          256,953          (3,372,973)            676,723
   Shareholders' funds at 1
    January................          661,768             918,721          (2,454,252)
                             ---------------  ------------------  ------------------
   Shareholders' funds at
    31 December............  (Pounds)918,721  (Pounds)(2,454,252) (Pounds)(1,777,529)
                             ===============  ==================  ==================

15 CAPITAL COMMITMENTS

                                                  1995            1996
                                             --------------- ---------------
   Authorized and contracted................ (Pounds)276,315 (Pounds)810,000
                                             =============== ===============

16 OPERATING LEASE COMMITMENTS

  The group was committed to make the following payments in respect of operating leases in the subsequent year:

                                 LAND AND BUILDINGS                   OTHER
                            ----------------------------- -----------------------------
                                 1995           1996           1995           1996
                            -------------- -------------- -------------- --------------
   Leases which expire:
     Within less than two
      years................ (Pounds)15,555 (Pounds) 8,128 (Pounds)23,833 (Pounds)16,230
     Within two to five
      years................ (Pounds)45,385 (Pounds)48,025 (Pounds) 7,620 (Pounds)13,752
                            ============== ============== ============== ==============

17 RECONCILIATION OF OPERATING PROFIT/(LOSS) TO CASH INFLOW (OUTFLOW) FROM
   OPERATING ACTIVITIES

                                  1994             1995              1996
                            ----------------  ---------------  -----------------
   Operating
    profit/(loss)..........         (751,630)         314,391          4,717,517
   Depreciation charge.....          136,760          254,141            478,621
   Increase in debtors.....         (257,196)      (1,278,535)        (1,610,357)
   (Decrease)/increase in
    creditors..............          276,290        1,243,137         (1,049,504)
                            ----------------  ---------------  -----------------
   Net cash
    inflow/(outflow) from
    operating activities... (Pounds)(595,776) (Pounds)533,134  (Pounds)2,536,277
                            ================  ===============  =================

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

18 ANALYSIS OF OUTFLOW OF CASH IN RESPECT OF THE PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                 1994           1995               1996
                              ----------- -----------------  -----------------
   Cash consideration paid...         --          3,364,504          3,146,613
   Cash received on disposal
    of intangible assets.....         --                --          (1,152,150)
   Cash balances acquired....         --           (354,695)               --
   Expenses..................         --            158,894            111,060
                              ----------- -----------------  -----------------
                              (Pounds)--  (Pounds)3,168,703  (Pounds)2,105,523
                              =========== =================  =================

19 ANALYSIS OF CHANGES IN FINANCING

                                                               LOAN AND HIRE
                                                ISSUED        PURCHASE LEASE
                                             SHARE CAPITAL      OBLIGATIONS
                                           ----------------- -----------------
   At 1 January 1994......................         1,225,000             7,395
   Cash inflow from financing.............         1,000,000            (2,451)
                                           ----------------- -----------------
   At 1 January 1995......................         2,225,000             4,944
   Cash inflow from financing.............           450,000         3,997,058
   Shares issued for noncash considera-
    tion..................................         1,074,274               --
                                           ----------------- -----------------
   At 1 January 1996......................         3,749,274         4,002,002
   Cash inflows from financing............            10,000           997,998
   Shares issued for noncash considera-
    tion..................................         1,569,759               --
                                           ----------------- -----------------
   At 31 December 1996.................... (Pounds)5,329,033 (Pounds)5,000,000
                                           ================= =================

20 RECONCILIATION OF CASHFLOW TO MOVEMENT IN CASH

                                    1994            1995             1996
                               --------------- --------------- ----------------
   Cash balance............... (Pounds)338,460 (Pounds)587,586 (Pounds) 419,765
                               =============== =============== ================
   Cash inflow/(outflow)...... (Pounds)114,074 (Pounds)249,126 (Pounds)(167,821)
                               =============== =============== ================

21 RELATED PARTIES

  Xpedite Systems Inc ("XSI") a US corporation, had, during the period of these financial statements, an option to acquire, under certain conditions at some future date, shares of the company. XSI has similar arrangements with a French company, Xpedite Systems SA ("XSF") and with a German company Xpedite Systems GmbH ("XSG") which are engaged in the same area of business as Xpedite Systems Limited. Under the terms of a license agreement between the company and XSI, royalty payments are made to XSI as a fixed percentage of sales less communication costs. During the ordinary course of business the company has entered into certain transactions with XSI, XSF and XSG which are summarized below:

                                             1994         1995         1996
                                         ------------ ------------ ------------
                                         (Pounds)'000 (Pounds)'000 (Pounds)'000
   Sales by the group...................     224          568           889
                                             ===          ===         =====
   Purchase of tangible fixed assets....     139          935           609
                                             ===          ===         =====
   Charges payable by the group, re-
    flected in cost of sales............      67          338         2,048
                                             ===          ===         =====
   Proceeds from sale of intangible as-
    sets................................     --           --          1,152
                                             ===          ===         =====

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

22 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY
   ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES

  These consolidated financial statements of the group have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). The effects of significant differences between UK GAAP and US GAAP, insofar as they relate to the group, are as follows:

 (a) Goodwill and other intangible assets

  Under UK GAAP goodwill arising on consolidation may be written off directly to reserves. Under US GAAP goodwill, representing the excess of consideration paid over the fair value of the net assets of businesses acquired is amortized, the estimated period of useful life, not to exceed 40 years. US GAAP requires valuation of identifiable acquired intangible assets. For US GAAP purposes the company, having evaluated their reasonable lives, is amortizing goodwill and other acquired intangible assets arising on acquisitions over a period of ten years. Goodwill is not an allowable charge for taxation purposes in the United Kingdom.

  For UK GAAP purposes, the company recorded fixed assets acquired in 1995 in the acquisition of Transmit International Limited at book value which approximated the fair value in use at the time of acquisition. The assets were subsequently abandoned resulting in a loss for UK GAAP purposes of (Pounds)390,548.

  For US GAAP purposes, such assets have been accounted for as assets to be disposed of at their disposed value of nil. Accordingly, for US GAAP purposes the loss on disposal has been reversed with a corresponding increase in goodwill.

 (b) Deferred income taxes

  Under UK GAAP, deferred income taxes are accounted for, in calculating the effect of such difference in accounting policy, to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred income taxes are accounted for on all temporary differences between the book and tax values of assets and liabilities. A valuation allowance is established where it is more likely than not that they will be realised.

  The company has no significant deferred tax assets or liabilities, other than net operating losses existing as of 31 December 1995 and 1994. Due to the company's recurring losses, prior to 1996, at 31 December 1995 and 1994 the company considered it more likely than not that the deferred tax asset arising from the net operating losses would not be realized and established a valuation allowance for the full amount of the deferred tax asset. Such net operating loss was fully realized in 1996, however, giving rise to a tax benefit in 1996 of (Pounds)386,000. Accordingly, there are no US GAAP differences with respect to deferred taxes.

 (c) Redeemable equity

  Under UK GAAP, redeemable preference shares are included in shareholders' funds with disclosure within the nonequity element. Under US GAAP, redeemable preference shares do not form part of shareholders' equity.

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

22 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY
   ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES (CONTINUED)

  The effects on the group's reported results of the significant differences between UK GAAP and US GAAP, are as follows:

                                           YEAR ENDED 31 DECEMBER
                             -----------------------------------------------------
                                   1994              1995              1996
                             ----------------  ----------------  -----------------
   Profit after taxation in
    accordance with UK
    GAAP...................          (743,047)         (275,795)         3,379,596
   Adjustments:
     Reclassification of
      exceptional write
      down of fixed assets
      to goodwill..........               --            390,548                --
     Goodwill amortiza-
      tion.................               --           (320,934)          (825,005)
                             ----------------  ----------------  -----------------
   Net income/(loss) in ac-
    cordance with US GAAP..  (Pounds)(743,047) (Pounds)(206,181) (Pounds)2,554,591
                             ================  ================  =================

  The effects on equity shareholders' funds of the significant differences between UK GAAP and US GAAP are as follows:

                                                       31 DECEMBER
                                            -----------------------------------
                                                   1995              1996
                                            ------------------  ---------------
   Shareholders' equity:
     Equity shareholders' fund in
      accordance with UK GAAP deficit.....          (2,454,252)      (1,777,529)
   Adjustments:
     Redeemable preference shares.........          (5,475,248)      (5,545,364)
     Goodwill.............................           6,260,025        7,546,698
                                            ------------------  ---------------
   Shareholders' equity in accordance with
    US GAAP...............................  (Pounds)(1,669,475) (Pounds)223,605
                                            ==================  ===============

  There are certain differences between the classification of cash flow items between UK GAAP and US GAAP. Following is condensed cash flow information prepared in accordance with US GAAP.

                                  1994             1995             1996
                             ---------------  ---------------  ---------------
   Cash flow from opera-
    tions...................        (587,193)          64,446        1,960,361
   Cash flow from investing
    activities..............        (295,782)      (4,262,378)      (3,136,180)
   Cash flow from financing
    activities..............         997,049        4,447,058        1,007,998
                             ---------------  ---------------  ---------------
   Net increase/(decrease)
    in cash.................         114,074          249,126         (167,821)
   Cash at beginning of
    year....................         224,386          338,460          587,586
                             ---------------  ---------------  ---------------
   Cash at end of year...... (Pounds)338,460  (Pounds)587,586  (Pounds)419,765
                             ===============  ===============  ===============

             INDEX TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
  Consolidated Unaudited Profit and Loss Account for the nine months ended
   September 30, 1997.....................................................  2
  Consolidated Unaudited Balance Sheet, September 30, 1997................  3
  Consolidated Unaudited Cash Flow Statement for the nine months ended
   September 30, 1997.....................................................  4
  Notes to Consolidated Financial Statements..............................  5

                            XPEDITE SYSTEMS LIMITED

                CONSOLIDATED UNAUDITED PROFIT AND LOSS ACCOUNT

                  FOR THE NINE MONTHS ENDED 30 SEPTEMBER 1997

                            (In Pounds Sterling)

                                                                      1996                            1997
                                                         -----------------               -----------------
TURNOVER
Continuing operations                                           11,761,012                      14,811,912
Acquisitions                                                       440,634                               -
                                                         -----------------               -----------------
                                                                12,201,646                      14,811,912
Cost of sales                                                   (6,916,902)                     (6,926,236)
                                                         -----------------               -----------------

GROSS PROFIT                                                     5,284,744                       8,885,676

Administrative expenses                                         (2,052,921)                     (2,333,054)
                                                         -----------------               -----------------
OPERATING PROFIT/(LOSS)
Continuing operations                                            3,298,038                       6,552,622
Acquisitions                                                       (66,215)                              -
                                                         -----------------               -----------------
                                                                 3,231,623                       6,552,622
Interest payable (net)                                            (328,842)                       (161,782)
                                                         -----------------               -----------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                    2,902,981                       6,390,840

Tax on profit on ordinary activities                              (570,863)                     (1,936,879)
                                                         -----------------               -----------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                     2,332,118                       4,453,961

Appropriations in respect of non-equity shares                    (498,377)                       (523,717)
                                                         -----------------               -----------------

PROFIT FOR THE FINANCIAL PERIOD TRANSFERRED
TO RESERVES                                              (Pounds)1,833,741               (Pounds)3,930,244
                                                         =================               =================

                            XPEDITE SYSTEMS LIMITED

            CONSOLIDATED UNAUDITED BALANCE SHEET--30 SEPTEMBER 1997

                             (In Pounds Sterling)

                                                           31 December             30 September
                                                                 1996                     1997
                                                   ------------------        -----------------
FIXED ASSETS
Tangible fixed assets                                       1,864,630                2,903,051
                                                   ------------------        -----------------

CURRENT ASSETS
Debtors                                                     4,761,650                5,344,938
Cash                                                          419,765                  118,395
                                                   ------------------        -----------------
                                                            5,181,416                5,463,333

CREDITORS (amounts falling due within one year)            (5,308,574)              (5,329,722)
                                                   ------------------        -----------------

NET CURRENT (LIABILITIES)/ASSETS                             (127,159)                 133,611

TOTAL ASSETS LESS CURRENT LIABILITIES                       1,737,471                3,036,672
                                                   ------------------        -----------------

CREDITORS (amounts falling due after more than
  one year)                                                (3,515,000)                (620,000)
                                                   ------------------        -----------------
                                                   (Pounds)(1,777,529)       (Pounds)2,416,672
                                                   ==================        =================

CAPITAL AND RESERVES
Called up share capital                                     5,329,033                5,329,033
Profit and loss account                                     1,194,173                5,388,374
                                                   ------------------        -----------------
                                                            6,523,206               10,717,407

Goodwill write-off reserve                                 (8,300,735)              (8,300,735)
                                                   ------------------        -----------------

TOTAL SHAREHOLDERS' FUNDS                          (Pounds)(1,777,529)       (Pounds)2,416,672
                                                   ==================        =================

                            XPEDITE SYSTEMS LIMITED

                  CONSOLIDATED UNAUDITED CASH FLOW STATEMENT

                  FOR THE NINE MONTHS ENDED 30 SEPTEMBER 1997

                             (In Pounds Sterling)

                                                          Notes                   1996                  1997
                                                          -----        ---------------       ---------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                    2                 883,277             6,690,555

RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE
Interest received                                                                4,554                32,378
Interest paid                                                                 (460,262)             (195,294)
                                                                       ---------------       ---------------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
AND SERVICING OF FINANCE                                                      (455,708)             (162,916)

TAXATION
Corporation tax paid                                                                 -              (969,807)
                                                                       ---------------       ---------------

INVESTING ACTIVITIES
Deferred consideration                                                        (153,286)                    -
Payments to acquire tangible fixed assets                                     (659,180)           (1,479,202)
Purchase of subsidiary undertakings                         3               (1,802,861)                    -
                                                                       ---------------       ---------------

NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                  (2,615,327)           (1,479,202)
                                                                       ---------------       ---------------

NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING                                  (2,187,758)            4,078,630

FINANCING
Additional secured loan repayable within five years                          2,000,000                     -
Repayment of secured loan                                                            -            (4,380,000)
Capital element of HP hire purchase lease payments                              (2,002)                    -
                                                                       ---------------       ---------------

NET CASH (OUTFLOW)/INFLOW FROM FINANCING                    4                1,997,998            (4,380,000)
                                                                       ---------------       ---------------

DECREASE IN CASH                                            5                 (169,760)             (301,370)

CASH AT 1 JANUARY                                                              587,586               419,765
                                                                       ---------------       ---------------

CASH AT 30 September                                                   (Pounds)397,826       (Pounds)118,395
                                                                       ===============       ===============

                            XPEDITE SYSTEMS LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS

                             (In Pounds Sterling)

1  BASIS OF PREPARATION

   The unaudited consolidated financial statements for the nine months ended 30 September 1996 and 1997 have been prepared in pounds sterling in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). See Note 5 for a summary of significant differences between UK GAAP and accounting principles generally accepted in the United States of America ("US GAAP") as they relate to Xpedite Systems Limited and its subsidiary undertakings (together the "group") to the extent such principles relate to the presentation of abbreviated interim financial information. These financial statements have been prepared in accordance with accounting principles consistent with those applied in the preparation of the audited financial statements for the three years ended 31 December 1996.

   In the opinion of management, all adjustments considered necessary for a fair presentation of results for the periods reported have been included. The adjustments consist only of normal recurring adjustments. Operating results for the nine months ended 30 September 1997 are not necessarily indicative of the results that may be expected for the year ending 31 December 1997.

   The bank loan carries interest at a rate 1.75% above LIBOR. The average rate for the 1997 period was 9.2% and for the 1996 period 8.6%.


2  RECONCILIATION OF OPERATING LOSS TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                   1996                    1997
                                        ---------------       -----------------
   Operating profit                           3,231,823               6,552,622
   Depreciation charge                          360,337                 440,771
   Increase in debtors                         (880,445)               (583,288)
   (Decrease)/increase in creditors          (1,828,438)                280,450
                                        ---------------       -----------------
                                        (Pounds)883,277       (Pounds)6,690,665
                                        ===============       =================

3 ANALYSIS OF OUTFLOW OF CASH IN RESPECT OF THE PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                   1996                    1997
                                      -----------------       -----------------
   Cash consideration paid                    2,955,011                       -
   Cash received on disposal of
     intangible assets                       (1,152,150)                      -
                                      -----------------       -----------------
                                      (Pounds)1,802,861               (Pounds)-
                                      =================       =================

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

4  ANALYSIS OF CHANGES IN FINANCING

                                                                 Loan and hire
                                               Issued           purchase lease
                                        share capital              obligations
                                    -----------------          ---------------
   At 1 January 1997                        5,329,033                5,000,000
   Cash outflows from financing                     -               (4,380,000)
                                    -----------------          ---------------
   At 30 September 1997             (Pounds)5,329,033          (Pounds)620,000
                                    =================          ===============

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES

   These consolidated financial statements of the group have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). The effects of significant differences between UK GAAP and US GAAP. Insofar as they relate to the group, are as follows:

   (a) Goodwill and other intangible assets

       Under UK GAAP goodwill arising on consolidation may be written off directly to reserves. Under US GAAP goodwill, representing the excess of consideration paid over the fair value of the net tangible assets of businesses acquired is amortised, over the estimated period of useful life, not to exceed 40 years. US GAAP requires valuation of identifiable acquired intangible assets. For US GAAP purposes the company, having evaluated their reasonable lives, is amortising goodwill and other acquired intangible assets arising on acquisitions over a period of ten years. Goodwill is not an allowable charge for taxation purposes in the United Kingdom.

   (b) Deferred income taxes

       Under UK GAAP, deferred income taxes are accounted for, in calculating the effect of such difference in accounting policy, to the extent that it is considered probable that a liability or asset will chrystallise in the foreseeable future. Under US GAAP, deferred income taxes are accounted for on all temporary differences between the book and tax values of assets and liabilities and deferred tax assets are recognised, net of a valuation allowance, where it is more likely than not that they will be realised.

       The company has no significant deferred tax assets or liabilities.

   (c) Redeemable equity

       Under UK GAAP, redeemable preference shares are included in shareholders' funds with disclosure within the non-equity element. Under US GAAP, redeemable preference shares do not form part of shareholders' equity.

                            XPEDITE SYSTEMS LIMITED

                             (In Pounds Sterling)

5 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES (CONTINUED)

   The effects on net income of the significant differences between UK GAAP and US GAAP are as follows:

                                             Nine months ended 30 September
                                          -------------------------------------
                                                       1996                1997
                                          -----------------   -----------------
   Profit after taxation in accordance
     with UK GAAP                                 2,332,118           4,453,961

   Adjustments:
     Goodwill amortisation                         (593,659)           (851,948)
                                          -----------------   -----------------
   Net income in accordance with US GAAP  (Pounds)1,738,459   (Pounds)3,802,013
                                          =================   =================

   The effects on shareholders' equity of the significant differences between UK GAAP and US GAAP are as follows:

                                                        30 September 1997
                                                        -----------------
   Shareholders' equity:
   Shareholders' funds in accordance with UK GAAP               2,416,672

   Adjustments:
   Redeemable preference shares                                (5,891,644)
   Goodwill                                                     8,894,750
                                                        -----------------
   Shareholders' equity in accordance with US GAAP      (Pounds)3,419,778
                                                        =================

   There are certain differences between the classification of cash flow items between UK GAAP and US GAAP. Following is condensed cash flow information prepared in accordance with US GAAP.


                                                       1996                1997
                                            ---------------     ---------------
   Cash flow from operations                        427,569           5,557,832
   Cash flow from investing activities           (2,616,327)         (1,479,202)
   Cash flow from financing activities            1,997,998          (4,380,000)
                                            ---------------     ---------------
   Net decrease in cash                            (189,760)           (301,370)
   Cash at 1 January                                587,586             419,765
                                            ---------------     ---------------
   Cash at 30 September                     (Pounds)397,826     (Pounds)118,395
                                            ===============     ===============